                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              RUSSELL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               (RUSSELL(R) LOGO)


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               RUSSELL CORPORATION

To the Shareholders of Russell Corporation:

       Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Russell Corporation (the "Company") will be held on Wednesday, April 21, 1999, at 11:00 a.m., Central Daylight Time, at the general offices of the Company, 755 Lee Street, Alexander City, Alabama, for the following purposes:

       (1) To elect two directors to the Board of Directors for three year terms ending with the Annual Meeting of Shareholders in 2001 and two directors to the Board of Directors to fill unexpired terms ending with the Annual Meeting of Shareholders in 2000; and

       (2) To transact such other business as may properly come before the meeting.

       Holders of the common stock of the Company at the close of business on March 3, 1999, are entitled to notice of and to vote upon all matters at the Annual Meeting or at any adjournment thereof.

       You are cordially invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                  FLOYD G. HOFFMAN
                                                Senior Vice President,
                                            General Counsel and Secretary

Alexander City, Alabama
March 18, 1999

                               RUSSELL CORPORATION

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 21, 1999

       This Proxy Statement is furnished by and the accompanying proxy is solicited on behalf of the Board of Directors of Russell Corporation, an Alabama corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held at the general offices of the Company in Alexander City, Alabama, on Wednesday, April 21, 1999, at 11:00 a.m., Central Daylight Time, and at any adjournment thereof (the "Annual Meeting"). The Proxy Statement and accompanying proxy will initially be mailed to shareholders on or about March 18, 1999.

       Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

                              ELECTION OF DIRECTORS

       The Bylaws of the Company ("Bylaws") provide for a Board of Directors of not less than nine nor more than 15 members. In addition, the Bylaws also provide that the Board of Directors shall set the number of directors within the specified limitations by resolution adopted by a majority of the entire Board of Directors and that the Board will be divided into three classes, as nearly equal in number as possible, each of which will serve for three years. On February 28, 1996, a majority of the Board of Directors adopted a resolution which established the size of the Board of Directors at ten members, effective April 24, 1996. It is proposed to elect two directors to serve until the Annual Meeting of Shareholders in 2002 and two directors to fill unexpired terms ending with the Annual Meeting of Shareholders in 2000, to serve in each case until their successors have been duly elected and qualified. Proxies cannot be voted for more than two persons for the terms ending in 2002 and for more than two persons for the terms ending in 2000. It is intended that shares represented by the Board of Directors' proxies will be voted for the election of the following four persons to serve in each case for the terms indicated:

NOMINEES TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 2002:

                                   Year First                    Shares
    Name, Age and               Elected Director              Beneficially
 Principal Occupation               of the                     Owned as of           Percent
     of Nominee                     Company                   March 3, 1999          of Class
     ----------                     -------                   -------------          --------

Herschel M. Bloom (55)                1986                         7,355                 *
Partner,
King & Spalding
Atlanta, Georgia
attorneys

Ronald G. Bruno (47)                  1992                        11,899                 *
President,
Bruno Capital
Management Corporation
Birmingham, Alabama
an investment company

NOMINEES TO FILL UNEXPIRED TERMS ENDING WITH ANNUAL MEETING OF SHAREHOLDERS IN 2000:

                                   Year First                    Shares
    Name, Age and               Elected Director              Beneficially
 Principal Occupation               of the                     Owned as of           Percent
     of Nominee                     Company                   March 3, 1999          of Class
     ----------                     -------                   -------------          --------


John F. Ward (55)                     1998                     955,153(1)(2)            2.74
Chairman, President and Chief
Executive Officer of
the Company

Eric N. Hoyle (51)                    1998                     612,960(2)               1.76
Executive Vice President and
Chief Financial Officer
of the Company

EACH OF THE DIRECTORS NAMED BELOW WILL CONTINUE IN OFFICE AFTER THE ANNUAL MEETING UNTIL HIS OR HER TERM EXPIRES AS INDICATED:

                                 Annual Meeting      Year First       Shares
                                   at Which       Elected Director Beneficially
   Name, Age and                     Term             of the        Owned as of       Percent
Principal Occupation                Expires           Company      March 3, 1999      of Class
--------------------                -------           -------      -------------      --------
Benjamin Russell (61)                 2000              1963        5,896,501(3)        16.93
Chairman and
Chief Executive Officer,
Russell Lands, Incorporated
Alexander City, Alabama
a land and timber company

Margaret M. Porter (48)               2000              1997            2,053             *
Civic Volunteer
Birmingham, Alabama

C.V. Nalley III (56)                  2001              1989            2,185             *
Chief Executive Officer,
The Nalley Companies
Atlanta, Georgia
automobile and truck sales
and leasing companies

John R. Thomas (62)                   2001              1966          599,228(4)         1.72
Chairman, President and
Chief Executive Officer,
Aliant Financial Corporation
Alexander City, Alabama
a bank holding company

John A. White (59)                    2001              1992            3,054             *
Chancellor,
University of Arkansas
Fayetteville, Arkansas

Tim Lewis (43)                        2001              1995              534             *
President,
T.A. Lewis & Associates, Inc.
Birmingham, Alabama
telecommunications consultants

(*)Represents less than one percent (1%).

(1) The shares of the Company's Common Stock owned by Mr. Ward include 282,066 which may be acquired by him pursuant to options granted under the Company's existing stock option plans described below, which options may be exercised within sixty days of March 3, 1999. See also "Security Ownership of Management" on page 14.

(2) Messrs. Ward and Hoyle are two of the trustees of the Company's pension plan, which owns 600,960 shares of the Company's Common Stock. As such trustees, they have the right to vote such shares. These shares are included in the shares shown as beneficially owned by each of such persons. However, Messrs. Ward and Hoyle disclaim any beneficial ownership as to all of such shares.

(3) Includes (i) 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mr. Russell is one of nine directors, (ii) 3,945,024 shares held by a trust created under the will of Benjamin C. Russell, of which Mr. Russell is one of four trustees, (iii) 225,000 shares held by the Adelia Russell Charitable Foundation, of which Mr. Russell is one of three trustees, and (iv) 4,000 shares held by Colley's Point, Inc. Profit Sharing Plan, of which Mr. Russell is one of two trustees.

(4) Includes (i) 112,607 shares owned directly or indirectly, (ii) 32,372 shares held by the Finis Morgan Family Trust, of which Mr. Thomas is one of three trustees, and (iii) 454,249 shares owned indirectly by Mr. Thomas as a general and limited partner in two limited partnerships. See also "Security Ownership of Management" on page 14.

       With the exceptions of John F. Ward, Eric N. Hoyle, Tim Lewis and Margaret M. Porter, each of the above named persons has been a director of the Company for at least the last five years. Except as noted in the remainder of this paragraph, each of the above named persons has held the same or comparable positions with the indicated entities for at least the last five years.

       Mr. Ward was elected President and Chief Executive Officer of the Company effective April 1, 1998, and Chairman of the Board effective April 22, 1998. In accordance with the Bylaws, Mr. Ward was elected by the Board of Directors to serve as a director of the Company until the Annual Meeting, filling the unexpired term of John C. Adams. Prior to his elections to such positions, Mr. Ward was President of J. F. Ward Group, Inc., a consulting firm specializing in domestic and international apparel and textile industries from 1996 to 1998. Prior to that time, Mr. Ward was Chief Executive Officer of the Hanes Group and Senior Vice President of Sara Lee Corporation.

       Mr. Hoyle was elected Executive Vice President and Chief Financial Officer and a Director effective August 11, 1998. In accordance with the Bylaws, Mr. Hoyle was elected by the Board of Directors to serve as a director of the Company until the Annual Meeting, filling the unexpired term of James D. Nabors. Mr. Hoyle was Chief Financial Officer of Ithaca Industries, Inc. from 1994 to 1998. During the time Mr. Hoyle served as its Chief Financial Officer, Ithaca Industries, Inc., filed a petition in bankruptcy under Chapter 11 of the Bankruptcy Code. Prior to that time, he served as Vice President, Finance and Administration and Chief Financial Officer of the Bali Company, a division of Sara Lee Corporation, and Sara Lee Intimates group from 1983 to 1994.

       Margaret M. Porter has served since 1992 as Chairman of McWane Center in Birmingham, Alabama. McWane Center is a non-profit organization which promotes the public understanding and appreciation of science, technology and the environment and is a statewide resource for Alabama schools. From 1984 to 1996, Ms. Porter served on the Mtn. Brook (Alabama) City Council, serving as President of the Council from 1992 to 1996 and as Mayor from July, 1996 to October, 1996. Ms. Porter has also served in various Alabama public interest organizations, including the Board of Trustees of The Children's Hospital of Alabama, the Board of Directors of the Alabama School of Fine Arts Foundation and as Chairman of the Literacy Council of Central Alabama.

       John R. Thomas is a director of Alfa Corporation. Ronald G. Bruno is a director of Bruno's, Inc., SouthTrust Bank, N.A. and Books-A-Million, Inc. Herschel M. Bloom is a director of Post Properties, Inc. John A. White is a director of Motorola, Inc., Logility, Inc., Eastman Chemical Company and J.B. Hunt Transport Services, Inc.

       Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board of Directors of the Company may then recommend. The Board of Directors has no reason to believe that any of the persons named will be unable or will decline to serve if elected.

       During the year ended January 2, 1999, the Board of Directors of the Company held four regular meetings. Each member of the Board attended at least 75% of the meetings of the Board and the committees of which they are members.

       The Company has an Executive Committee consisting of John F. Ward and Eric N. Hoyle, which is authorized to act in place of the Board of Directors between meetings of the Board. The Executive Committee held eighteen meetings during 1998.

       The Company has an Executive Compensation Committee consisting of C.V. Nalley III, Chairman, Herschel M. Bloom and Ronald G. Bruno, which supervises the Company's general compensation strategies, including incentive compensation, stock options and benefit programs. The Compensation Committee held three meetings during 1998.

       The Company has an Audit Committee consisting of John A. White, Chairman, Herschel M. Bloom, Ronald G. Bruno, Tim Lewis, C.V. Nalley III, Margaret M. Porter, Benjamin Russell, and John R. Thomas, which recommends to the Board of Directors the appointment of the Company's independent accountants selected to be the Company's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee held two meetings during 1998.

       The Company has a Finance Committee consisting of Ronald G. Bruno, Chairman, Herschel M. Bloom, Eric N. Hoyle, Tim Lewis and John R. Thomas. The Finance Committee reviews the Company's capital structure and financing activities and held two meetings during 1998.

       The Company has a Nominating Committee which recommends candidates for election to the Company's Board of Directors. The Nominating Committee consists of Herschel M. Bloom, Chairman, Margaret M. Porter, Benjamin Russell, John R. Thomas and John A. White and held no meetings during 1998.

       Each non-employee director receives a quarterly retainer of $3,750 and a fee of $1,000 for each Board meeting attended. Members of committees of the Board who are not employees of the Company receive $650 per quarter per committee (except chairmen, who receive $1,300 per quarter). In addition, under the Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock Option and Deferred Compensation Plan (the "Directors' Plan"), which was adopted by the Board of Directors on July 23, 1997, each non-employee director (an "Eligible Director") receives annually (i) shares of Common Stock having a value of $5,000, based upon the market value of the Common Stock on the date of grant, and (ii) an option to purchase shares of Common Stock, exercisable for ten years at a price equal to the market value of the Common Stock on the date of grant, having, based upon the number of shares subject thereto, an economic value of $5,000. In addition, the Directors' Plan allows an Eligible Director to defer the payment of fees to such director at a fixed rate of interest and to defer the receipt of Common Stock granted pursuant to the Directors' Plan. Two hundred thousand (200,000) shares of Common Stock are presently authorized to be issued under the Directors' Plan and 197,176 shares remain available for issuance.

                             EXECUTIVE COMPENSATION

       The Executive Compensation Committee of the Board of Directors (the "Committee") is comprised solely of directors who are not current or former employees of the Company. The Committee is responsible for establishing the compensation policy and administering the compensation programs for the Company's executive officers and other key employees. The Committee periodically engages independent compensation consultants to assist them in this process. The Committee intends to make all reasonable efforts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under
Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance would not be in the best interests of the Company and its shareholders. Amendments to the 1993 Executive Long-Term Incentive Plan approved by shareholders in 1997 and 1998 allow the executive compensation plans to be in compliance with ss.162(m).

       During 1998, an independent consultant conducted a full review of the Company's executive compensation program. The Committee approved several significant changes for implementation in 1999. The following report discusses these changes along with the programs that were in place during 1998.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

       The compensation program for executive officers is designed to attract, motivate and retain talented executives who will strive to attain the Company's strategic and financial objectives and thereby increase shareholder value. The main elements of the program are:

-   annual compensation (base salary and annual incentives) and

-   long-term compensation (stock options and performance units).

       The Company's philosophy is to provide total compensation at a level that is consistent with its size and performance relative to other leading branded consumer apparel companies. These companies include many of those in the Value Line Apparel Index used in the performance graph on page 7. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparable company proxy statements and annual reports as well as survey information from third-party industry surveys.

Annual Compensation

       Base Salary - The Committee annually reviews and approves base salaries for the Company's executive officers, considering the responsibilities of their positions, their individual performance and their competitive position relative to comparable companies and industry surveys. Salary ranges are targeted at the median of the competitive market place. Salary increases, including increases due to promotions, for the most recent fiscal year are based upon these criteria.

       Annual Incentive - Executive officers are eligible to receive annual incentive awards under provisions of the 1993 Executive Long-Term Incentive Plan, as amended in 1997 and 1998. Under this plan, the Committee established Return on Assets Employed (ROAE) goals for 1998 at the beginning of the year. These goals applied either at the corporate level and/or the business unit level, depending upon the participant. Threshold, target and maximum performance levels were set for each ROAE goal. Target award levels were established for each participant and incentive awards between 50% and 150% of target were earned based upon ROAE performance relative to the pre-established performance levels. No awards were earned for performance below threshold. Awards were payable at 120% of the amount earned, subject to reduction to the extent individual performance was evaluated as less than outstanding.

       For 1999 and subsequent years, annual performance goals will be established by the Committee for the Company and each operating unit. Maximum incentive opportunity will be communicated to each participant, as well as the performance scale under which incentives will be earned. Threshold performance levels will be established for each goal, below which no incentive will be paid. Individual standards of performance will provide each participant the opportunity to earn incentives based upon the accomplishment of strategic and tactical objectives and will be agreed upon at the beginning of each year. Award opportunities for the Chief Executive Officer and Chief Financial Officer will be tied solely to the accomplishment of financial goals approved in advance by the Committee.

Long-Term Compensation

       Performance Units - Since 1993, the Committee has annually awarded performance units to executive officers. These performance units are earned based upon the Company's Total Shareholder Return ("TSR") relative to that of the Standard and Poor's Industrial Index over a three-year period. New grants have been made each year. In order for any earn out to occur, the Company's TSR must be between the 33rd and 90th percentile. For the 1996-1998 performance cycle, since TSR was below the 33rd percentile, no performance units were earned.

       Under the revised executive compensation plan, grants of performance units will be discontinued. No further performance units will be granted in 1999, although the performance cycles currently in effect (1997- 1999 and 1998-2000) will continue under the provisions established for previous grants.

       Stock Options - The Committee believes stock options to be one of the most effective ways of linking executives with the interests of the shareholders, since no gain is realized by the executive unless the stock price increases. The Company grants stock options annually during the first quarter, although special grants may be made throughout the year in unique circumstances such as recruiting situations. Options are granted with an exercise price equal to the market value on the date of grant. Options granted prior to 1999 have become exercisable two years after they are granted. Options expire ten years from the date of grant.

       For the foreseeable future, stock options will be the only form of long-term compensation at the Company. Stock option grant guidelines have been increased to reflect that grants of performance units have been discontinued, and to meet the median competitive practice of the marketplace. Options granted in 1999 and beyond will become exercisable pro-rata on the first four anniversaries of the grant to reinforce retention and further align executives' compensation with shareholder returns.

Chief Executive Officer

       John F. Ward - Effective April 1, 1998, the Board of Directors elected John F. Ward President and Chief Executive Officer. His compensation principally consists of base salary, annual bonus and stock option awards.

-      Annual Compensation
       - Base Salary: Mr. Ward's annual salary during 1998 was $650,000, based upon an assessment of competitive compensation practices in comparable companies at the time he joined the Company.
       - Annual Incentive: The Committee awarded Mr. Ward an annual incentive payment for 1998 equal to $350,000, which is the amount guaranteed in his employment agreement. Despite disappointing financial and shareholder returns, the Company made significant progress in restructuring the organization, revitalizing the senior management team and establishing and implementing a strategic plan that is expected to begin producing results by the beginning of next year.
-      Long-term compensation
       - Stock Options: In accordance with his employment agreement, on March 31, 1998, Mr. Ward was granted options to purchase 125,000 shares of stock, with an exercise price of $27.1563, the fair market value on that date. The terms and conditions that apply to Mr. Ward's stock option grants are described in the notes to the Summary Compensation Table on page 8.
- Other benefits: In connection with Mr. Ward's employment, the Company paid additional amounts designed to replace compensation forfeited by Mr. Ward due to accepting employment with the Company. These payments are described in the Summary Compensation Table and the notes thereto on page
       8. Additional provisions of Mr. Ward's agreements are described on page
       12.

       John C. Adams - Prior to his retirement on March 31, 1998, Mr. Adams was Chairman of the Board, President and Chief Executive Officer. The provisions of his retirement agreement are summarized on page 11. The Committee made the following decisions regarding his compensation during 1998:

-      Annual Compensation
       -      Base Salary: Mr. Adams received no increase in salary during 1998.
       - Annual Incentive: Mr. Adams received no annual incentive payment for 1998.
-      Long-term compensation
       - Performance Units: Mr. Adams was granted 270,000 performance units for the 1998-2000 performance cycle. Any payment with respect to these performance units will be pro-rated for the period that Mr. Adams was actively employed during the performance cycle.
       - Stock Options: Mr. Adams was granted 24,600 stock options, with an exercise price of $24.375 per share, in February 1998 based upon the grant guidelines previously approved by the Committee. These options are exercisable in accordance with the 1993 Executive Long Term Incentive Plan for a period of three years following his retirement.

Conclusion

The Committee believes that the executive compensation programs directly tie the pay opportunities of the Company's executives to the financial and shareholder returns of the Company. The changes that are being implemented in 1999 further reinforce the linkage between pay and performance, and between executive compensation and shareholder return, and allow the Company to attract and retain the caliber of executives required in the highly competitive global environment in which executives of the Company must perform.

                                Executive Compensation Committee
                                C.V. Nalley III
                                Ronald G. Bruno
                                Herschel M. Bloom

        COMPARATIVE FIVE-YEAR CUMULATIVE TOTAL RETURNS THROUGH 12/31/98


             VALUE OF $100 INVESTED ON 12/31/93 AT FISCAL YEAR-END:

                                  1993         1994        1995         1996         1997         1998

Russell Corporation           $   100.00   $   112.62   $   101.32   $   110.49   $   100.45   $    78.47
S&P 500                           100.00       101.60       139.71       172.18       229.65       294.87
Value Line Apparel Index          100.00       110.17       120.83       165.49       193.05       238.83

NOTES
1) Assumes that the value of the investment in the Company's Common Stock and in each index was $100 on the last trading day preceding the first day of the fifth preceding fiscal year and that all dividends were reinvested.

2) The Value Line Apparel Index presently includes: Fruit of the Loom, Inc.; Hartmarx Corporation; Jones Apparel Group; Kellwood Company; Liz Claiborne, Inc.; Nautica Enterprises, Inc.; Oshkosh B'Gosh, Inc.; Oxford Industries, Inc.; Phillips-Van Heusen Corporation; Polo-Ralph Lauren; Quicksilver, Inc.; St. John Knits, Inc.; Tommy Hilfiger Corp.; Tultex Corporation; VF Corporation; Warnaco Group, Inc.; and the Company.

SUMMARY COMPENSATION TABLE

       The following information is furnished for the fiscal years ended January 2, 1999, January 3, 1998 and January 4, 1997 with respect to the Company's Chief Executive Officer, retired Chief Executive Officer, each of the four other most highly compensated executive officers of the Company during 1998 whose salary and bonus exceeded $100,000 and one individual for whom such disclosure would have been required but for the fact that such individual was not serving as an executive officer at the end of the 1998 fiscal year (collectively, the "Named Executive Officers").

                                               Annual Compensation                  Long Term Compensation
                                      ----------------------------------     -----------------------------------
                                                                                     Awards              Payouts
                                                                             ------------------------    -------
   Name and                                                        Other     Restricted                                All
   Principal               Fiscal                                 Annual       Stock         Options/     LTIP        Other
   Position                 Year       Salary       Bonus (1)  Compensation    Awards          SAR's     Payouts   Compensation
--------------------------------------------------------------------------------------------------------------------------------
John F. Ward                1998      $490,000      $350,000      $44,375(2)   12,127(3)      407,066(4)           $3,496,031(5)
 Chairman,                  1997
 President                  1996
 and C.E.O.

JT Taunton, Jr.             1998       300,000        38,500                                    8,000
 Sr. V.P. &                 1997       290,000             0                                    6,100
 C.E.O. Fabrics             1996       265,000       105,000                                    6,200
 and Services

John Frechette (6)          1998       265,000             0                                    4,500
 V.P. International         1997       260,100             0                                    3,500
                            1996       256,267        18,000                                    3,700

Thomas R. Johnson, Jr.      1998       240,000             0                                    5,200
 Sr. V.P. &                 1997       235,000             0                                    4,900
 C.E.O. Russell Yarn        1996       223,333        77,900                                    6,400

Dale W. Wachtel             1998       221,000        80,000                                    4,500
 Sr. V.P. &                 1997       210,000       104,000                                    2,700
 C.E.O. Russell             1996       188,433        94,200                                    2,700
 Athletic

John C. Adams               1998       600,000             0       2,060                       24,600
 Retired Chairman           1997       600,000             0      14,616                       19,400
 President & C.E.O.         1996       551,000       285,000       8,597                       19,800

James D. Nabors             1998       332,000             0                                    8,900
 Retired Exec. V.P.         1997       330,000             0         502                        6,900
 & C.F.O.                   1996       309,667       120,000         627                        7,200

(1) Bonus payments are reported for the year in which related services were performed.

(2) Pursuant to Mr. Ward's employment agreement, includes personal use of Company aircraft, personal office closure expenses, temporary housing, club dues and Company provided automobile. For Messrs. Adams and Nabors, this includes personal use of Company aircraft.

(3) Pursuant to Mr. Ward's employment agreement, one third of this amount vested on April 1, 1998, with the remainder vesting ratably over the next two succeeding years.

(4) Pursuant to Mr. Ward's employment agreement, 125,000 options vest ratably in each of the three years following April 1, 1998, the date of the grant. The exercise price of these options is $27.1563, the fair market value on the date of grant, and the options are exercisable until April 1, 2008. Pursuant to the Executive Deferred Compensation and Buyout Plan, 282,066 vested options were issued to Mr. Ward at an exercise price of $27.1563, the fair market value on the date of grant and are exercisable until October 1, 2002.

(5) Amounts either paid to Mr. Ward or deposited into a deferred compensation trust for his benefit to replace benefits and opportunities Mr. Ward forfeited pursuant to agreements with his former employer as a result of accepting employment with the Company.

(6) Mr. Frechette resigned from the Company effective January 25, 1999. His severance agreement is summarized on page 12.

OPTION/SAR GRANTS IN FISCAL 1998

       The following table sets forth grants of incentive stock options to the named executives for the year ended January 2, 1999. This information is furnished with respect to the Named Executive Officers. No SAR grants were made during such fiscal year.

                                 Individual Grants (1)
-------------------------------------------------------------------------------------          Potential Realizable
                            Number Of                                                            Value At Assumed
                           Securities          % Of Total                                      Annual Rates Of Stock
                           Underlying         Options/SARs                                      Price Appreciation
                          Options/SARs          Granted        Exercise                           For Option Term
                            Granted           to Employees      Price     Expiration       -----------------------------
Name                        in 1998             in 1998       Per Share      Date               5%              10%
----                      ------------        ------------    ---------   ----------       -----------      ------------
John F. Ward                125,000(2)           12.52        $27.1563      4/01/08         $ 5,529,345      $ 8,804,557
                            282,066(2)           28.26         27.1563     10/01/02           9,543,384       11,775,555
JT Taunton, Jr.               8,000               0.80         24.375       1/28/08             317,634          505,780
John E. Frechette             4,500               0.45         24.375       7/31/99(3)          118,051          126,689
Thomas R. Johnson, Jr.        5,200               0.52         24.375       1/28/08             204,848          324,177
Dale W. Wachtel               4,500               0.45         24.375       1/28/08             178,670          284,502
John C. Adams                24,600               2.46         24.375       4/01/01(3)          699,937          811,429
James D. Nabors               8,900               0.89         24.375       5/31/01(3)          255,276          298,272

(1) The stock options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of the grant. The stock options become exercisable in full on the second anniversary of the grant. No other instruments were granted in tandem with the options, nor do they carry either reload or tax reimbursement features.

(2)    See Note (4) on page 8.

(3)    Exercise period shortened due to retirement or termination of employment.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1998 AND YEAR-END VALUE TABLE

       The following table sets forth information concerning the exercise of stock options for the Named Executive Officers for the fiscal year ended January 2, 1999:

                                                              Number of               Value of Unexercised
                                                       Unexercised Options/SARs     In-the-Money Options/SARs
                          Shares                          at January 2, 1999          at January 2, 1999 (2)
                         Acquired       Value        ---------------------------    -------------------------
Name                    on Exercise   Realized (1)   Exercisable    Unexercisable   Exercisable Unexercisable
----                    -----------   ------------   -----------    -------------   ----------- -------------

John F. Ward                0            $0            282,066          125,000         $0          $0
JT Taunton, Jr.             0             0             24,100           14,100          0           0
John E. Frechette           0             0             27,700                0          0           0
Thomas R. Johnson, Jr.      0             0             24,900           11,300          0           0
Dale W. Wachtel             0             0             15,900            7,200          0           0
John C. Adams               0             0            124,000                0          0           0
James D. Nabors             0             0             52,800                0          0           0

(1) This amount represents the aggregate of the market value of the Company's Common Stock at the time each option was exercised, less the exercise price for such option.

(2) This amount represents the aggregate of the number of options multiplied by the difference between the closing price of the Company's Common Stock on December 31, 1998, less the exercise price for such option.

LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1998

         The 1993 Executive Long-Term Incentive Plan provides for the award of long-term cash incentives to officers of the Company. Performance Units may be awarded based upon achievement of target goals over a three year period. Performance Units were awarded in accordance with the following schedule:

                                         Performance or
                           Number of      Other Period      Estimated Future Payouts Under Non-Stock
                            Shares,           Until                      Price-Based Plans
                           Units or        Maturation       ----------------------------------------
    Name                 Other Rights       or Payout       Threshold      Target      Maximum
---------------------    ------------    --------------     ---------     -------      -------

John F. Ward (1)               --              --               --           --           --
JT Taunton, Jr.              90,000        1998-2000          22,500       90,000      180,000
John E. Frechette            44,200        1998-2000          11,050       44,200       88,400
Thomas R. Johnson, Jr.       45,000        1998-2000          18,000       72,000      144,000
Dale W. Wachtel              44,200        1998-2000          11,050       44,200       88,400
John C. Adams               270,000        1998-2000          67,500      270,000      540,000
James D. Nabors              99,600        1998-2000          24,900       99,600      199,200

(1) The Company did not grant Performance Units in 1998 subsequent to January 28, 1998; consequently, no Performance Units were granted to Mr. Ward. The Company does not intend to grant Performance Units after 1998.

         Performance units are earned based upon Company Total Shareholder Return ("TSR") relative to a peer group, the S & P Industrials. Threshold, target and maximum awards are earned when TSR is at the 33rd percentile, the median percentile or the 90th percentile of the peer group. Awards earned based upon relative TSR performance may be decreased by up to 50% if the Company's absolute TSR for the performance period is less than a predetermined level.

         For further discussion of the 1993 Executive Long-Term Incentive Plan, see the discussion above under the caption "EXECUTIVE COMPENSATION - EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION - LONG-TERM COMPENSATION".

PENSION PLAN

         The officers of the Company participate in the Russell Corporation Revised Pension Plan (the "Plan"), a defined benefit plan covering all employees of the Company. The amount of contributions made by the Company to the Plan is not reflected in the cash compensation table above, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Plan.

         Benefits under the Plan are based upon years of credited service at retirement and upon "Final Average Earnings," which is the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. This compensation consists only of salary and excludes any bonus and any form of contribution to other benefit plans or any other form of compensation. Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continue for the life of the employee (and his spouse, if any) or in accordance with other elections permitted by the Plan.

         On January 26, 1994, the Board of Directors adopted a supplemental retirement plan covering any participant's compensation in excess of the limitation amount specified in Section 401 et seq., of the Internal Revenue Code. This plan is a non-qualified plan, thereby rendering any benefits subject to claims of general creditors and not deductible until paid.

         The following table presents estimated annual benefits payable from the Plan and the supplemental retirement plan mentioned above upon normal or delayed retirement to participants in specified remuneration and years-of-credited service classifications. The amounts shown assume the current maximum social security benefit and that the participant has elected for benefits to be payable for a single life only.

                               PENSION PLAN TABLE

                                      Years of Credited Service
5 Year Average      ----------------------------------------------------------
 Remuneration           15        20        25        30       35         40
--------------          --        --        --        --       --         --

  $ 150,000         $ 23,612   $31,483   $39,354   $47,225   $55,096   $59,221
    175,000           27,737    36,983    46,229    55,475    64,721    69,533
    200,000           31,862    42,483    53,104    63,725    74,346    79,846
    225,000           35,987    47,983    59,979    71,975    83,971    90,158
    250,000           40,112    53,483    66,854    80,225    93,596   100,471
    300,000           48,362    64,483    80,604    96,725   112,846   121,096
    350,000           56,612    75,483    94,354   113,225   132,096   141,721
    400,000           64,862    86,483   108,104   129,725   151,346   162,346
    450,000           73,112    97,483   121,854   146,225   170,596   182,971
    500,000           81,362   108,483   135,604   162,725   189,846   203,596
    600,000           97,862   130,483   163,104   195,725   228,346   244,846
    700,000          114,362   152,483   190,604   228,725   266,846   286,096
    800,000          130,862   174,483   218,104   261,725   305,346   327,346
    900,000          147,362   196,483   245,604   294,725   343,846   368,598
   1,000,000         163,862   218,483   273,104   327,725   382,346   409,846

         Years of service credited under the Plan for individuals shown in the summary compensation table on page 8 are as follows: Mr. Ward, 0 years; Mr. Taunton, 23 years; Mr. Frechette, 7 years; Mr. Johnson, 9 years; Mr. Wachtel, 22 years; Mr. Adams, 22 years; and Mr. Nabors, 28 years;

STOCK OPTION PLANS

         The Company has previously adopted the 1987 Stock Option Plan pursuant to which the Company granted to key employees of the Company either incentive stock options or nonqualified stock options. The terms of the options did not exceed ten years from the dates of grant, and the option prices equaled fair market value of the shares covered at the times of grant. No further options can be granted under such plan.

         The 1993 Executive Long-Term Incentive Plan (the "1993 Plan") previously discussed herein is a flexible plan which gives the Executive Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock based incentives as the Committee deems appropriate. It permits the issuance of awards in a variety of forms, including: (a) restricted stock (b) incentive stock options (c) non-qualified stock options (d) stock appreciation rights and (e) performance share and performance unit awards.

         The 1993 Plan presently provides for the grant of up to 4,000,000 shares of the Common Stock of the Company. There are 1,020,394 shares currently available for issuance under the 1993 Plan. Issuance of awards under the 1993 Plan will cease as of January 1, 2003.

CERTAIN AGREEMENTS

         In connection with the retirement of John C. Adams, the Company and Mr. Adams entered into an agreement providing for the payment to Mr. Adams in 1998 of the salary and other compensation benefits he would have received had he not retired. The Company also agreed to pay to Mr. Adams $400,000 per year until he reaches age 65, and if he should die prior to that time, to pay such amounts to his wife. Upon attaining age 65, Mr. Adams will receive payments of $300,000 per year during his lifetime, less the annual benefits payable to him under the Company's various retirement plans or other deferral arrangements that become payable at age 65. For purposes of computing the benefits payable to Mr. Adams under the Company's various retirement plans or other deferral arrangements, Mr. Adams will be credited with service through the earlier of his death or

65th birthday at an annual compensation of $600,000. The Company has also agreed to continue to provide Mr. Adams with certain life insurance and medical benefits until he reaches age 65. The payment of the amounts and benefits above are subject to certain agreements by Mr. Adams concerning non-competition and related matters.

         Effective May 31, 1998, James D. Nabors entered into a retirement agreement with the Company, which provides that the Company will pay retirement compensation to Mr. Nabors, or his spouse if Mr. Nabors should die, in an amount equal to his annual salary at the time of his retirement until May 31, 2000. The retirement agreement further provides that Mr. Nabors will qualify for full retirement benefits at age 62.

         Effective January 25, 1999, John E. Frechette entered into a severance agreement with the Company whereby Mr. Frechette will receive his current monthly salary until July 31, 1999. If Mr. Frechette has not secured other employment by that date, he will continue to receive such monthly compensation until such time as he secures other employment, but in no event beyond January 31, 2000.

         As noted above in this Proxy Statement, John F. Ward was employed as the President and Chief Executive Officer of the Company, effective April 1, 1998, upon the retirement of Mr. Adams. The Company entered into an agreement with Mr. Ward providing for the employment of Mr. Ward for three years until March 31, 2001, at an annual base salary of $650,000, subject to increase(s) in the discretion of the Board of Directors and a bonus of $350,000 for 1998. After 1998, Mr. Ward is entitled to receive annual bonuses under the Company's regular compensation plans, with bonus potential of not less than 100% of base salary, subject to any increase determined appropriate by the Board of Directors. The employment agreement provides that the Company will offer health care and certain other supplemental benefits to Mr. Ward. As noted in the Summary Compensation Table, Mr. Ward is also entitled to receive certain payments for reimbursement of expenses in connection with his relocation and employment with the Company. The agreement also provides that any termination of employment of Mr. Ward after April 1, 2001 shall be treated as retirement for purpose of the Company's various plans and benefits. As noted above Mr. Ward was also granted options in 1998 to purchase 125,000 shares of Company Common Stock at the market price on the date of grant of $27.1563 and is to be granted options to purchase a minimum of 75,000 shares each year thereafter at market price at the time of grant.

         Also as noted above, to compensate Mr. Ward for the forfeiture of certain benefits from his former employer, the Company agreed to make a cash payment to him of approximately $1,028,000, to put into a trust for his benefit approximately $2,467,000, to issue him 12,127 shares of common stock of the Company, and to grant him options to purchase 282,066 shares of Company Common Stock at the market price of $27.1563 on March 31, 1998. The amounts placed in trust will be paid to Mr. Ward after April 1, 2001 unless his employment is terminated by the Company for cause or is terminated by Mr. Ward for any reason other than death, total disability or certain other reasons set forth in the agreements. In the event of such termination prior to April 1, 2001, Mr. Ward will be entitled to receive a prorated amount from the trust based upon the ratio that the time he has been employed by the Company bears to three years. Similarly, the options granted to him will be forfeited on the same basis as the amounts in trust based upon time employed with the Company.

                                  OTHER MATTERS

         The Board of Directors does not know at this time of any other matters to come before the Annual Meeting.

         As of the date of the Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. Accordingly, if other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth each person who, to the Company's knowledge, had sole or shared voting or investment power over more than five percent of the outstanding shares of Common Stock of the Company as of March 3, 1999.

       Name and Address                      Amount and Nature of                 Percent
      of Beneficial Owner                    Beneficial Ownership                 of Class
------------------------------------         --------------------                 --------
Benjamin Russell                             5,896,501 shares (1)                  16.93
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Roberta A. Baumgardner                       5,868,774 shares (2)                  16.85
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Edith L. Russell                             4,686,320 shares (3)                  13.45
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Nancy R. Gwaltney                            4,677,642 shares (4)                  13.43
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Merrill Lynch Asset Management Group         3,274,469 shares (5)                   9.40
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

Invesco Capital Management, Inc.             2,439,544 shares (6)                   7.00
1315 Peachtree Street N.E., Suite 500
Atlanta, GA  30309

Helen Alison                                 2,012,588 shares (7)                   5.78
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

(1) Includes 991,181 shares as to which Mr. Russell has sole voting and investment power and 4,905,320 shares as to which he has shared voting and investment power. See Note (3) on page 3.

(2) Includes 1,192,454 shares as to which Mrs. Baumgardner has sole voting and investment power and 4,676,320 shares as to which she has shared voting and investment power, consisting of 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Baumgardner is one of nine directors; and 3,945,024 shares held of record and beneficially owned by a trust created under the will of Benjamin C. Russell of which Mrs. Baumgardner is one of four trustees.

(3) Includes 10,000 shares as to which Mrs. Russell has sole voting and investment power, and 4,676,320 shares as to which she has shared voting and investment power consisting of 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Russell is one of nine directors, and 3,945,024 shares held of record and beneficially owned by a trust created under the will of Benjamin C. Russell of which Mrs. Russell is one of four trustees. The trustees of the trust created under the will of Benjamin C. Russell can invade the corpus of the trust for the benefit of Mrs. Russell.

(4) Includes 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Gwaltney is one of nine directors; 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Gwaltney is one of four trustees; and 1,322 shares as to which Mrs. Gwaltney has sole voting and investment power.

(5) Information contained in Schedule 13G filed with the Company on February 8, 1999. The Schedule 13G states that Merrill Lynch Asset Management Group has sole voting power with respect to no shares, sole dispositive power with respect to no shares and shared voting and dispositive power with respect to 3,274,469 shares.

(6) Information contained in Schedule 13G filed with the Company on February 18, 1999. The Schedule 13G states that Invesco Capital Management, Inc. has sole voting power with respect to no shares, sole dispositive power with respect to no shares and shared voting and dispositive power with respect to 2,439,544 shares.

(7)      Includes 2,012,588 shares held by trusts created under the will of
         J. C. Alison, of which Mrs. Alison is one of two co-trustees and with respect to which Mrs. Alison has shared voting and investment power. Information contained in a Schedule 13G filed with the Company on February 15, 1999 on behalf of Helen Alison and National Bank of Commerce in Birmingham, Alabama.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                      Amount and Nature of Beneficial Ownership
                                      -----------------------------------------
                                      Sole Voting   Options
                                      and           Exercisable     Other            Percent
                                      Investment    Within          Beneficial       of
Name of Individual or Group           Power         60 Days         Ownership        Class
---------------------------           ------------------------------------------------------

John F. Ward                               57,127       282,066      615,960 (1)(2)     2.74
Eric N. Hoyle                              12,000             0      600,960 (2)        1.76
Tim Lewis                                     534             0            0               *
Herschel M. Bloom                           7,355             0            0               *
C.V. Nalley III                             2,185             0            0               *
Ronald G. Bruno                            11,899             0            0               *
John A. White                               3,054             0            0               *
John R. Thomas                            109,107             0      490,121 (3)(4)     1.72
Benjamin Russell                          991,181             0    4,905,320 (5)       16.93
Margaret M. Porter                          2,053             0            0               *
JT Taunton, Jr.                            14,674        30,200            0               *
John E. Frechette                               0        23,200            0               *
Thomas R. Johnson, Jr.                      2,000        29,800            0               *
Dale W. Wachtel                             8,189        18,600            0               *
All Executive Officers and Directors
 as a Group (24 persons)                1,783,328       430,166    5,247,733           19.69

(*) Represents less than one percent (1%).


(1)  Includes 15,000 shares owned by Mr. Ward's spouse.
(2)  See Note (2) on page 3.
(3)  See Note (4) on page 3.
(4)  Includes 3,500 shares owned by Mr. Thomas' spouse.
(5)  See Note (3) on page 3.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Based solely upon review of Forms 3, 4 and 5 and amendments thereto related to the Company's most recent fiscal year, and written representations from certain reporting persons that no Form 5 was required, the Company believes that all required filings were timely for 1998.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

         The Company entered into a fuel supply contract with Russell Lands, Incorporated on May 21, 1975, under which Russell Lands, Incorporated provides sawdust, bark, shavings, chips, and other wood materials for use in the Company's wood chip boilers. The initial term of the contract was four years, and may be renewed by agreement of the parties from year-to-year thereafter. In addition, the contract may be cancelled by either party during any renewal period upon 30 days notice following the occurrence of certain specified conditions. Benjamin Russell is Chairman, Chief Executive Officer and a director of Russell Lands, Incorporated, and owns beneficially approximately 70% of the equity interest in such company. Management believes this contract is in the best interest of the Company's shareholders. During the fiscal year ended January 2, 1999, the Company paid Russell Lands, Incorporated approximately $1,035,000 for wood materials to operate these boilers.

         The Company purchased miscellaneous building materials and supplies from Russell Do-It Center, a building supply retailer. The Company also purchased concrete for various construction and repair projects from Area Concrete, Inc. Russell Do-It Center is a division of and Area Concrete, Inc. is a wholly owned subsidiary of Russell Lands, Incorporated. Benjamin Russell is Chairman, Chief Executive Officer and a director of Russell Lands, Incorporated and owns beneficially approximately 70% of the equity interest in such company. Management believes these purchases to be in the best interest of the Company's shareholders. During the fiscal year ended January 2, 1999, the Company paid Russell Do-It Center and Area Concrete, Inc. approximately $88,000 and $28,000, respectively, for the purchases described above.

                                    AUDITORS

         Ernst & Young LLP, independent accountants, was selected as the Company's auditors for 1998 after having previously served in the same capacity since 1930. Representatives of Ernst & Young will be in attendance at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

                           PROPOSALS BY SHAREHOLDERS

         The next annual meeting of shareholders is scheduled to be held on April 26, 2000, and shareholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to such annual meeting of shareholders. However, in order for such proposals to be considered for inclusion in the proxy statement of the Company relating to such annual meeting, such proposals must be received by the Company not later than November 19, 1999.

         If a shareholder fails to notify the Company on or before February 2, 2000 of a proposal which such shareholder intends to present at the Company's April 26, 2000 Annual Meeting by a means other than inclusion of such proposal in the Company's proxy materials for that meeting, then if the proposal is presented at such annual meeting, the holders of the Board of Director's proxies at such meeting may use their discretionary voting authority with respect to such proposal, regardless of whether the proposal was discussed in the Company's proxy statement for such meeting.

                              GENERAL INFORMATION

         The Board of Directors of the Company has fixed the close of business on March 3, 1999, as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding and entitled to vote at the Annual Meeting an aggregate of 34,833,094 shares of Common Stock, each share of which is entitled to one (1) vote on all matters to be considered at the Annual Meeting.

         Pursuant to Section 10-2B-7.25 of the Code of Alabama 1975, as amended, and the Company's Bylaws, a majority of the Common Stock shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors receive the affirmative vote of the majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum. The vote for election of directors does not include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors and on certain other matters which are not contested where the brokers have complied with Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers.

         The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, or at any adjournment thereof, and any business for which notice was given in the accompanying Notice of Annual Meeting of Shareholders may be transacted at any such adjournment.

         In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

         Copies of the Company's Annual Report on Form 10-K for the year ended January 2, 1999, in form as filed with the Securities and Exchange Commission, may be obtained from Floyd G. Hoffman, the Senior Vice President, General Counsel and Secretary of the Company, without charge, by persons who were shareholders beneficially or of record as of March 3, 1999.

                                By Order of the Board of Directors
                                         FLOYD G. HOFFMAN
                                      Senior Vice President,
                                 General Counsel and Secretary


Alexander City, Alabama
March 18, 1999

                              RUSSELL CORPORATION

                            Alexander City, Alabama


           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS _ April 21, 1999

       (This Proxy is solicited by the Board of Directors of the Company)

         The undersigned shareholder of Russell Corporation (the "Company") hereby appoints C.V. Nalley III and John A. White, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Russell Corporation to be held at the general offices of the Company in Alexander City, Alabama, on April 21, 1999 at 11:00 a.m., Central Daylight Time, or any adjournment thereof:

         (1)      ELECTION OF DIRECTORS
                  For terms expiring with the Annual Meeting of Shareholders in 2002:
                           Herschel M. Bloom, Ronald G. Bruno

                  [ ] FOR all nominees above                            [ ] WITHHOLD AUTHORITY
                  (except as marked to the contrary)                    to vote for all nominees above

                  For the remainder of the terms expiring with the Annual Meeting of Shareholders in 2000:
                           John F. Ward, Eric N. Hoyle

                  [ ] FOR all nominees above                            [ ] WITHHOLD AUTHORITY
                  (except as marked to the contrary)                    to vote for all nominees above

                           INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.



                                    (over)

         (2) IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTEDFOR ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS.

         Please date and sign exactly as name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer.



                                    -------------------------------------------
                                        Signature(s) of Shareholder(s)

                                    -------------------------------------------

                                    Dated                                , 1999
                                         -------------------------------